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                        MASTER COMMERCIAL LEASE AGREEMENT


     THIS MASTER COMMERCIAL LEASE AGREEMENT (the "Lease"), made and entered into as of the 29th day of August, 1996, by and between IPOP MANAGEMENT, INC., a Delaware corporation ("Landlord") and INPUT/OUTPUT, INC., a Delaware corporation ("Tenant").


                              W I T N E S S E T H:


     Subject to the terms, provisions, and conditions of this Lease, and each in consideration of the duties, covenants, and obligations of the other hereunder, Landlord hereby leases, demises, and lets the Premises (as hereinafter defined) to Tenant and Tenant hereby leases the Premises from Landlord.

                                    ARTICLE I

                                   DEFINITIONS

     1.1 DEFINITIONS. For purposes of this Lease, the following terms shall have the meanings respectively indicated:

          "BANKRUPTCY EVENT" means the occurrence of one or more of the following: (i) Tenant shall seek, consent to or not contest the appointment of a receiver, trustee, or liquidator for itself or for all or any substantial part of its property, (ii) Tenant shall voluntarily file a petition seeking relief under the bankruptcy or other debtor relief laws of the United States in any state or competent jurisdiction, (iii) Tenant shall make a general assignment for the benefit of its creditors, (iv) an involuntary petition is filed against Tenant seeking relief under the bankruptcy or other debtor relief laws of the United States in any state or competent jurisdiction, or a court of competent jurisdiction enters an order, judgment or decree appointing, without the consent of Tenant, a receiver, trustee or liquidator for Tenant, or for all or any substantial part of its property, and in either event, such petition, order, judgment or decree shall not be and remain dismissed within a sixty (60) day period after its filing or entry.

          "BUILDINGS" means collectively the Office Buildings and the New Building, together containing approximately 281,439 square feet of gross outside area of office, manufacturing, warehouse and/or commercial space and the associated parking lots and infrastructure serving same, located upon the Site.

          "COMMENCEMENT DATE"  means August 29, 1996.

          "EXISTING LEASES" shall mean those certain existing Lease Agreements between Landlord and the Existing Tenants with respect to space in the Office Buildings, as more fully described on EXHIBIT B attached hereto and incorporated herein for all purposes.

          "EXISTING TENANTS" shall mean the tenants described in the Existing Leases.


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          "FAIR MARKET VALUE OF THE MORTGAGED PROPERTY" has the meaning given to such term in SECTION 19.4C.

          "FIRST MORTGAGE" means that certain Deed of Trust and Security Agreement dated August 29, 1996, executed by Landlord for the benefit of Mortgagee, and covering the premises.

          "MORTGAGEE" means The Variable Annuity Life Insurance Company, and its successors and assigns, as the mortgagee under the First Mortgage.

          "NEW BUILDING" means that certain 110,000 square foot manufacturing office and warehouse facility being constructed and to be occupied by Tenant, situated on Tract I described in EXHIBIT A attached hereto.

          "PRE-FORECLOSURE DEBT" means the Indebtedness (as defined in the First Mortgage) due and owing to Mortgagee immediately prior to any foreclosure of the lien of the First Mortgage, including, but not limited to, the aggregate of the outstanding principal balance of the Note (as defined in the First Mortgage), the accrued interest and any other accrued but unpaid portion of the Indebtedness and any and all costs, fees, expenses, attorney's fees and other amounts due and owing and constituting part of the Indebtedness.

          "PREMISES" means the Building and the Site.

          OFFICE BUILDINGS" means these two (2) office buildings currently occupied by Tenant and the Existing Tenants, under the Existing Leases, situated on Tracts II and III described as EXHIBIT A attached hereto.

          "SITE" means that certain real property situated in Fort Bend County, Texas, more particularly described in EXHIBIT "A" attached hereto and incorporated herein for all purposes, and all right, title, and interest of the Landlord, if any, in and to any land lying in the bed of any street, road or avenue, open or proposed, in front of or adjoining said land and in and to the easements, franchises, rights, appendages and appurtenances.

          "TERMINATION EVENT" occurs when Mortgagee forecloses the lien of the First Mortgage and no Bankruptcy Event has occurred and is continuing.

          "TERMINATION FEE" means the Termination Fee determined in accordance with SECTION 19.4A OR B, as appropriate.

                                   ARTICLE II

                                      TERM

     2.1 TERM. This Lease shall continue in force for a term (the "Term") of 120 months commencing on the 29th day of August, 1996, and ending on the 1st day of September, 2006, unless sooner terminated or extended as herein provided.



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                                   ARTICLE III

                                      RENT

     3.1 RENT. The rental (the "Rent") payable by Tenant during the Term shall be TWO MILLION TWO HUNDRED THREE THOUSAND SIX HUNDRED SIXTY SEVEN AND 37/100 DOLLARS ($2,203,667.37) per year. The Rent shall be payable in advance in monthly installments of ONE HUNDRED EIGHTY-THREE THOUSAND SIX HUNDRED THIRTY-EIGHT AND 95/100 DOLLARS ($183,638.95) due on or before on the 20th day of each calendar month during the Term, beginning on the Commencement Date. Rent shall be payable at Landlord's address set forth in SECTION 23.1.

     3.2 LATE CHARGE; DEFAULT RATE. In the event that Tenant shall fail to pay any installment of Rent or Additional Rent (hereinafter defined) within ten (10) days after the date on which such installment is due, Tenant shall pay to Landlord a late charge equal to Five Hundred and no/100 Dollars ($500.00), in order to compensate Landlord for the extra administrative expenses incurred. Rent or Additional Rent that is more than five (5) days past due shall bear interest at the lesser of the highest lawful rate or the prime rate in effect from time to time announced by Texas Commerce Bank, National Association, Houston, Texas, plus five percent (5%) per annum ("Default Rate"), until paid.

     3.3 ADDITIONAL RENT. All sums, liabilities, obligations, and other amounts which Tenant is required to pay or discharge pursuant to this Lease in addition to the Rent, together with any interest, penalty, or other sum which may be added for late payment thereof, shall constitute additional rent hereunder ("Additional Rent"). In the event of any failure on the part of Tenant to pay or discharge any of the foregoing, Landlord shall have all rights, powers, and remedies provided for herein or by law or equity or otherwise in the case of nonpayment of rent.

                                   ARTICLE IV

                              CONDITION OF PREMISES

     4.1 CONDITION OF THE PREMISES. THE PREMISES ARE DELIVERED TO TENANT AND ARE BEING LEASED "AS IS" AND "WITH ALL FAULTS" AND TENANT ACKNOWLEDGES AND AGREES THAT IT HAS BEEN GIVEN FULL OPPORTUNITY TO INSPECT THE CONDITION OF THE PREMISES. TO THE MAXIMUM EXTENT PERMITTED BY LAW, LANDLORD HEREBY DISCLAIMS, AND TENANT WAIVES THE BENEFIT OF, ANY AND ALL IMPLIED WARRANTIES, INCLUDING IMPLIED WARRANTIES OF FITNESS OR SUITABILITY FOR PURPOSE, OR THAT THE PREMISES HAVE BEEN CONSTRUCTED OR MAINTAINED IN A GOOD AND WORKMANLIKE MANNER. BY OCCUPYING THE PREMISES AND TAKING POSSESSION THEREOF, TENANT ACCEPTS THE PREMISES AS SUITABLE FOR THE PURPOSES FOR WHICH THEY ARE LEASED AND ACCEPTS THE PREMISES AND EACH AND EVERY APPURTENANCE THEREOF, AND WAIVES ANY AND ALL DEFECTS THEREIN. NOTWITHSTANDING THE ABOVE, TENANT ACKNOWLEDGES AND AGREES THAT THE PORTION OF THE PREMISES CONSTITUTING THE NEW



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BUILDING IS STILL UNDER CONSTRUCTION AND TENANT WILL BE GIVEN THE OPPORTUNITY
TO INSPECT AND ACCEPT THE NEW BUILDING, BUT LANDLORD SHALL HAVE NO LIABILITY TO TENANT WITH RESPECT TO THE CONDITION OF THE NEW BUILDING OTHER THAN AND TO THE EXTENT OF ITEMS COVERED BY THE CONSTRUCTION CONTRACT AND ANY SUBCONTRACTS FOR THE CONSTRUCTION OF THE NEW BUILDING.

                                    ARTICLE V

                                       USE

     5.1 PRESCRIBED USE. Tenant shall use the Premises solely as office, warehouse and manufacturing facilities.

     5.2 LEGAL USE - VIOLATIONS OF INSURANCE COVERAGE. Tenant shall not occupy or use, nor permit any portion of the Premises to be occupied or used, for any business or purpose that is unlawful or deemed to be disreputable in any manner, or extra hazardous on account of fire, nor permit anything to be done that will increase the rate of fire insurance on the Premises, or its contents.

     5.3 UPKEEP OF PREMISES AND ADJACENT AREAS. Tenant shall take good care of the Premises and keep them in good repair and free from waste. Tenant shall keep the Premises neat, clean and free from dirt, rubbish or other obstructions at all times. Tenant shall store all trash and garbage within the appropriate waste disposal areas and arrange for its regular pick-up or other regular disposal at Tenant's expense.

                                   ARTICLE VI

                                    NET LEASE

     6.1  NON-TERMINABILITY.

          A. This Lease is an absolutely net lease and the Rent, Additional Rent and all other sums payable hereunder by Tenant shall be paid without notice (except as expressly provided herein), demand, set-off, counterclaim, abatement, suspension, deduction or defense.

          B. This Lease shall not terminate, nor shall Tenant have any right to terminate this Lease (except as otherwise expressly provided herein), nor shall Tenant be entitled to any abatement or reduction of Rent hereunder (except as otherwise expressly provided herein), nor shall the obligations of Tenant under this Lease be affected, by reason of (i) any damage to or destruction of all or any part of the Premises from whatever cause, (ii) the taking of the Premises or any portion thereof by condemnation, requisition or otherwise, (iii) the prohibition, limitation or restriction of Tenant's use of all or any part of the Premises, or any interference with such use, (iv) any eviction by superior title or otherwise, (v) Tenant's acquisition or ownership of all or any part of the Premises otherwise than as expressly provided herein, (vi) any default on the part of Landlord under this Lease,



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or under any other agreement to which Landlord and Tenant may be parties,
(vii) the failure of Landlord to deliver possession of the Premises on the commencement of the term hereof, or (viii) any other cause whether similar or dissimilar to the foregoing, any present or future law to the contrary notwithstanding. It is the intention of the parties hereto that the obligations of Tenant hereunder shall be separate and independent covenants and agreements, that the Rent, the Additional Rent and all other sums payable by Tenant hereunder shall continue to be payable in all events and that the obligations of Tenant hereunder shall continue unaffected unless the requirement to pay or perform the same shall have been terminated pursuant to any express provision of this Lease.

          C. Except as expressly provided herein, Tenant agrees that it will remain obligated under this Lease in accordance with its terms, and that it will not take any action to terminate, rescind, or avoid this Lease, notwithstanding
(1) the bankruptcy, insolvency, reorganization, composition, readjustment, liquidation, dissolution or winding-up or other like proceeding affecting Landlord or its successor in interest, or (2) any action with respect to this Lease which may be taken by any trustee or receiver of Landlord or its successor in interest or by any court in any such proceeding.

          D. Tenant waives all rights which may now or hereafter be conferred by law (i) to quit, terminate or surrender this Lease or the Premises or any part thereof, or (ii) to any abatement, suspension, deferment or reduction of the Rent, Additional Rent or any other sums payable under this Lease, except as otherwise expressly provided herein.

                                   ARTICLE VII

                          TAXES, UTILITIES, MAINTENANCE

     7.1 TAXES. Tenant shall pay, or at Landlord's option, reimburse Landlord for the payment by Landlord of, all taxes, assessments, and other governmental charges, whether federal, state, county or municipal, and whether they be by taxing districts or authorities presently taxing the Premises or by others, subsequently created or otherwise, and any other taxes and assessments levied or assessed against the Premises (together, "Taxes"). If Tenant pays the Taxes directly, Tenant shall pay all Taxes before the date they become delinquent and shall provide to Landlord written tax receipts evidencing payment of the Taxes at least ten (10) days prior to the date such Taxes become delinquent. If Landlord elects to pay the Taxes and have Tenant reimburse Landlord for those Taxes, Tenant shall pay to Landlord on the same day as installments of Rent are due, as Additional Rent under this Lease, one-twelfth (1/12th) of the amount of Taxes estimated by Landlord to become due with respect to the Premises for that year. On or before January 31 of each year, Landlord shall either (a) submit an statement to Tenant for the actual amount of Taxes due for the previous year, LESS amounts already paid by Tenant, and Tenant shall pay such amount within fifteen (15) days after receipt of such statement thereof, or (b) refund to Tenant the difference, if any, of the Taxes paid by Tenant and the amount of actual Taxes for that year.

     7.2 UTILITIES. Tenant shall be responsible for and promptly pay all charges incurred for all utility services to the Premises, including, but not limited to, telephone



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service, sanitary sewer, water, natural gas, and electricity arising out of
Tenant's use, occupancy, and possession of the Premises. Tenant shall also provide all replacement light bulbs and tubes and pay for all maintenance upon utilities. In no event shall Landlord be liable for any interruption or failure of utility service to the Premises.

     7.3  MAINTENANCE, REPAIRS.

          A. Subject to the provisions of ARTICLE XX below, relating to destruction of or damage to the Premises, Tenant agrees that, at its own expense, it will keep and maintain the Premises, including, without limitation, the roof, exterior, foundation, structural, and operational parts, paving, and landscaping, in a condition and repair similar to its condition and repair on the Commencement Date hereof, reasonable wear and tear excepted. Tenant shall be responsible for disposal of its trash from the Premises. Replacement and repair parts, materials, and equipment shall be of quality equivalent to those initially installed within the Premises and repair and maintenance work shall be done in accordance with the then existing federal, state, and local laws, regulations, and ordinances pertaining thereto. Upon any termination of this Lease, Tenant shall surrender the Premises in a condition and repair similar to its condition and repair on the commencement date hereof, reasonable wear and tear excepted, and shall surrender all keys for the Premises to Landlord at the place then fixed for the payment of rent.

          B. Tenant covenants that in case of damage to or destruction of any or all of the improvements upon the Premises by fire or any other cause, insured or uninsured, Tenant will promptly, at its sole cost and expense, restore, repair, replace or rebuild the improvements so damaged or destroyed as nearly as practicable to the condition, quality and class thereof immediately prior to such damage or destruction, or with such changes or alterations as Tenant shall elect to make in conformity with ARTICLE XX of this Lease. In performing its obligations under this paragraph, Tenant shall be entitled to insurance proceeds under the terms and conditions set forth in ARTICLE XX hereof. Landlord shall have the right to approve the plans and specifications for the work or repair, replacement or rebuilding, such approval not to be unreasonably withheld or delayed. Tenant shall diligently obtain all necessary permits for such work or repair and shall maintain builder risk insurance in amounts reasonably satisfactory to Landlord until completion of such work. Such restoration, repairs, replacement or rebuilding shall be commenced promptly and prosecuted with diligence, subject to unavoidable delays and force majeure.

     7.4 TAXES ON TENANT'S PROPERTY. Tenant shall be liable for all taxes levied or assessed against personal property, furniture, fixtures or other improvements placed by Tenant in the Premises. If any such taxes for which Tenant is liable are levied or assessed against Landlord or Landlord's property and if Landlord elects to pay the same or if the assessed value of Landlord's property is increased by inclusion of personal property, furniture, fixtures, or other improvements placed by Tenant in the Premises, and Landlord elects to pay the taxes based on such increase, then Tenant shall pay to Landlord on demand that part of such taxes for which Tenant is liable under this Lease.

     7.5  GOVERNMENTAL ORDERS; COVENANTS; LANDLORD CURE; PERMITTED CONTEST:



                                    -6-


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          A.   Tenant shall, at its own cost and expense, promptly comply with all applicable laws and with all applicable requirements of any legally constituted public authority having jurisdiction over the Premises, with any covenants or restrictions binding on the Premises and any contract, agreement or other instrument applicable to the Premises and in effect on the date of delivery hereof or to which Tenant is a party or has given its consent.

          B. If Tenant fails to perform Tenant's obligations under any paragraph of this Lease, Landlord may at its option after twenty (20) days written notice (unless in Landlord's judgment its interest in the Premises may be prejudiced by delay in which case notice shall be given to Tenant, contemporaneously with the commencement of Landlord's performance), and unless Tenant has bonded the obligations and is proceeding, diligently to perform the same, perform such obligations on Tenant's behalf and the cost thereof, together with interest thereon at the Default Rate shall become due and payable as Additional Rent to Landlord on the next date scheduled for the payment of Rent.

          C. Provided that Tenant first posts a bond, cash reserve or other security reasonably acceptable to Landlord in an amount equal to the amount in controversy, Tenant shall have the right to contest, by appropriate proceedings, any tax, charge, levy, assessment, lien or other encumbrance, and/or any law, rule, order, ordinance, regulation or other governmental requirement affecting the Premises, and to postpone payment of or compliance with the same during the pendency of such contest provided that in the event of such postponement or payment or noncompliance: (i) Tenant shall not postpone the payment of any such tax, charge, levy, assessment, lien or other encumbrance for such length of time as shall permit the Premises, or any lien thereon created by such item being contested, to be sold by federal, state, country or municipal authority for the non-payment thereof; (ii) Tenant shall not postpone compliance with any such law, rule, order, ordinance, regulation or other governmental requirements if Landlord will thereby be subject to civil liability or criminal prosecution, or if any municipal or other governmental authority shall commence a process according to applicable law to carry out any work to comply with the same or to foreclose or sell any lien affecting all or part of the Premises which shall have arisen by reason of such postponement or failure of compliance; and (iii) Tenant shall pay, in a timely fashion, all Rent and Additional Rent (other than any item of Additional Rent that Tenant is permitted to contest pursuant to this Lease, so long as Tenant satisfies all of the requirements of this Lease relating to such contest) which shall become due and payable under this Lease.

                                  ARTICLE VIII

                                 INDEMNIFICATION

     8.1 RELEASE OF CLAIMS. Tenant waives all claims against Landlord and its agents and employees for injury to persons, damage to property or to any other interest of Tenant sustained by Tenant or any person claiming through Tenant resulting from any occurrence in or upon the Premises including, but not limited to, such claims for damages resulting from: (a) any equipment or appurtenances becoming out of repair; (b) the Premises being out of repair; (c) injury or damage done or occasioned by wind, water, flooding,



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freezing, fire, explosion, earthquake, excessive heat or cold, vandalism, riot or disorder or other casualty; (d) any defect in or failure of plumbing, heating or air conditioning equipment, electric wiring or installation thereof, gas, water, steam pipes, stairs, railings or walls; (e) broken glass; (f) the backing up of any sewer pipe or downspout; (g) the bursting, leaking or running of any tank, tub, washstand, water closet, water pipe, drain, cooling coil or any other pipe or tank in, upon or about the Premises;
(h) the escape of steam or hot water; (i) water, snow or ice being upon or coming through the roof, skylight, trapdoor, stairs, walks or any other place upon or near the Premises or otherwise; (j) the falling of any fixture, plaster or stucco; and (k) any act, omission, or negligence of occupants of adjoining or contiguous buildings or of owners of adjacent or contiguous property. Except as waived pursuant to SECTION 9.1 of this Lease, Tenant has not and does not waive any claims, actions, losses, damages, or expenses suffered by Tenant which are caused by the willful misconduct of Landlord, its agents, employees, contractors, or invitees; provided, however, that the provisions of SECTION 9.1 of this Lease shall, to the extent contrary to the provisions of this sentence, control and supersede.

     8.2 INDEMNIFICATION OF LANDLORD. Tenant hereby agrees to indemnify and save Landlord harmless from and against any and all claims, actions, damages, liabilities, and expenses in connection with the loss of life, personal injury, and/or damage to property arising from or out of (a) any occurrence in, upon, or at the Premises, however caused, including occurrences caused by the sole or contributory negligence of Tenant, its agents, customers, invitees, concessionaires, contractors, servants, vendors, materialmen, or suppliers;
(b) the occupancy, use, or misuse by Tenant, or Tenant's employees, of the Premises, service areas, parking areas, pedestrian areas, pedestrian walks, or driveways; (c) any occurrence on the Premises occasioned wholly or in part by any act or omission of Tenant, its agents, customers, invitees, concessionaires, contractors, servants, vendors, materialmen, or suppliers; or (d) any occurrence occasioned by the violation of any law, regulation or ordinance by Tenant or its agents, customers, invitees, concessionaires, contractors, servants, vendors, materialmen, or suppliers; provided, however, that the provisions of this indemnity shall not be applicable when such claims, actions, losses, damages, or expenses are determined to have been caused by the willful misconduct of Landlord, its agents, employees, contractors, or invitees. If Landlord is made a party to any litigation commenced by or against Tenant for any of the above reasons for which Tenant is obligated to indemnify Landlord, then Tenant shall protect and hold Landlord harmless and pay all costs, penalties, charges, damages, expenses, and reasonable attorneys' fees incurred or paid by Landlord. The foregoing indemnity shall be in addition to Tenant's obligation to supply the insurance as required by ARTICLE IX of this Lease and not in discharge of or substitution for same.

                                   ARTICLE IX

                                    INSURANCE

     9.1 WAIVER OF SUBROGATION. Tenant hereby waives and releases any and all rights, claims, demands, and causes of action it may have against Landlord on account of any loss or damage occasioned to Tenant, its properties, real and personal, the Premises, or their contents, arising from any risk or peril generally covered or coverable by standard



                                    -8-


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fire and extended coverage insurance or covered or coverable by any insurance policy carried by or available to Tenant; and Tenant, on behalf of the insurance companies insuring the property of Tenant against any such loss, waives and releases any rights of subrogation that such companies insuring the property of Tenant against any such loss, may have against Landlord.

     9.2  PUBLIC LIABILITY AND PROPERTY DAMAGE.

          A. Tenant, at it's own cost and expense, shall maintain during the Term general liability insurance relative to the Premises with limits as may be required by a mortgagee of the Premises and until specifically required in a lesser amount, in an amount of at least Twelve Million Five Hundred Fifty Thousand and no/100 Dollars ($12,550,000.00) per occurrence, or such other amount as may be required of Landlord under the Mortgage. Landlord and any assignee or mortgagee of Landlord identified in writing to the insurer shall be named as additional insureds and such policy shall provide that the same may not be invalidated against Landlord or any assignee or mortgagee of Landlord, including Mortgagee, by reason of any violation of a condition or a breach of warranty of the policy or in the application thereof by Tenant, that the policy may be canceled or materially altered or reduced in coverage by the insurer only after thirty (30) days prior written notice to Landlord and any assignee or mortgagee of Landlord, including Mortgagee, identified in writing to the insurer, and that the insurer will give written notice to Landlord or any assignee or mortgagee of Landlord identified in writing to the insurer in the event of non-payment of any premium by Tenant when due. Said insurance may be part of a bulk or general blanket insurance policy carried by Tenant and Tenant shall not be required to obtain a separate policy relative to the Premises. Tenant shall provide Landlord with a certificate of such insurance on an annual basis.

          B. Tenant, at its own cost and expense, shall maintain during the Term an all risk hazard insurance policy with limits as may be required by a mortgagee of the Premises, subject to standard exclusions but with vandalism and malicious mischief endorsements, on all improvements to the Premises, including, without limitation, the Buildings, improvements, alterations and additions which are, or may become, a part thereof. Said insurance may be part of a bulk or general blanket insurance policy covered by Tenant and Tenant shall not be required to obtain a separate policy for such insurance. Landlord and any assignee or mortgagee of Landlord, including Mortgagee, identified in writing to the insurer shall be named as an additional insured. The payment of loss relative to the Premises shall be payable as provided for in Paragraph 20.1. Such policy shall provide that the policy may not be invalidated against Landlord or any assignee or mortgagee of Landlord, including Mortgagee, identified to the insurer by reason of any violation of a condition or a breach of warranty of the policy or in the application therefore by Tenant, the use of the Premises for more hazardous purposes or change of ownership of the Premises and that the policy may be canceled or materially altered or reduced in coverage by the insurer only after thirty (30) days prior written notice to Landlord and any assignee or mortgagee of Landlord, including Mortgagee, identified in writing to the insurer, and that the insurer will give written notice to Landlord or assignee or mortgagee of Landlord, including Mortgagee, identified in writing to the insurer in the event of the non-payment of any premium by Tenant when due. Said insurance shall be in the amount of



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the full replacement cost of the improvements on the Premises as determined by the insurance company in accordance with its normal and customary internal procedures. Landlord shall be provided with a certificate of such insurance on an annual basis.

All such bodily injury liability insurance and property damage liability insurance shall specifically make reference to the indemnity agreement contained in ARTICLE VIII hereof and shall name Landlord as additional insured.

     9.3 WORKER'S COMPENSATION COVERAGE. Worker's compensation coverage insurance shall be procured by Tenant in whatever amounts are necessary to comply with the requirements of the State of Texas or, to the extent permitted by state law, Tenant shall self-insure for Tenant's employees.

     9.4 POLICY FORM. Insurance required hereunder shall be in companies reasonably satisfactory to Landlord licensed to operate in the State of Texas holding a rating as may be required by any lender having a lien on the Premises as set forth in the most current issue of "Best's Insurance Guide" but in any event a rating of at least A:X, it being understood that if the insurer has a rating of A:X or better, a lender may not require an insurance company with a higher rating and in any case where a change of insurers is required as a result of decline in an insurer's Best's rating, such change need not be effected until the end of the current policy year. Tenant shall deliver to Landlord certificates evidencing the existence and amounts of such insurance with loss payable clauses as required by this Paragraph. No such policy shall be cancelable or subject to reduction of coverage or other modification except after thirty (30) days prior written notice to Landlord of the expiration of such policies. Tenant shall furnish Landlord with renewals or "binders" thereof. Tenant may effect the insurance coverage required by this Lease through primary and excess lines of insurance. Tenant may have a maximum deductible not in excess of Twenty Thousand and no/100 Dollars ($20,000.00), adjusted annually for increases in the Consumer Price Index. For each Lease Year, Tenant's Maximum Deductible shall be determined by multiplying Tenant's current maximum deductible (inclusive of previous annual increases) by a fraction, the numerator of which is the Consumer Price Index for the month immediately preceding the first day of the Lease Year for which the Maximum Deductible is to be determined and the denominator of which is the Consumer Price Index for the month immediately preceding the Commencement Date. The requirements of SECTION 9.2 shall not preclude Tenant from carrying additional bodily injury liability insurance and/or property damage liability insurance in its name and at its cost.

     9.5 TENANT'S FAILURE TO MAINTAIN INSURANCE. If Tenant fails to comply with the foregoing insurance requirements, then Landlord may obtain such insurance and Tenant shall pay to Landlord on demand the premium cost thereof plus interest at the Default Rate, from the date of payment by Landlord until payment by Tenant.



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                                    ARTICLE X

                            ALTERATIONS AND FIXTURES

     10.1 ALTERATIONS AND ADDITIONS.

          A. At any time during the Term of this Lease, Tenant shall have the right to make additions and alterations in and to the Premises, provided such additions and alterations do not (1) materially change the general character of the Buildings located on the Premises, (2) materially reduce the value of the Premises, (3) cause the Premises to violate any terms of this Lease, or (4) have a cost that is estimated to exceed Two Hundred and Fifty Thousand and no/100 Dollars ($250,000.00) in the aggregate, in any calendar year. Tenant agrees to provide written notice of such proposed additions or alterations to Landlord and Mortgagee for them to review, together with copies of plans for such alterations or additions, but Landlord and Mortgagee shall not have the right to approve or disapprove such proposal unless it falls within one of the exceptions set forth above.

          B. Prior to making any structural additions or alterations to the Premises, where the cost of such additions or alterations is estimated to exceed Two Hundred Fifty Thousand Dollars and No/100 Dollars ($250,000.00) in the aggregate, in any calendar year. Tenant shall submit to Landlord and Mortgagee a plan showing the nature and extent of such additions and alterations. Landlord shall have a period of thirty (30) days, time being of the essence, to review and provide Tenant with written notice that Landlord and Mortgagee:

               1.   approves the proposed structural alteration or addition;

               2. approves, with modifications, the proposed structural alterations or additions; in this event, Landlord shall set out its proposed modifications in detail; or

               3. disapproves the proposed structural alterations stating the basis for such disapproval, provided that Landlord's approval shall not be unreasonably withheld. In the event that Landlord does not respond to Tenant within thirty (30) days of the submission of the proposed structural alterations or additions to Landlord, such alterations or additions shall be deemed approved by Landlord.

If Landlord and Mortgagee approve, or approve with modifications, such matters Tenant shall have the right to have such work performed as approved. If Landlord and Mortgagee disapprove the proposed structural alterations or additions, Tenant shall not perform the work, but may resubmit plans designed to meet the objections raised by Landlord and Mortgagee. Landlord's and Mortgagee's approval may not be unreasonably withheld, provided however, the failure of Mortgagee to approve any additions or alterations will be deemed to be a reasonable basis for Landlord's disapproval. Prior to commencing work, Tenant shall obtain, at its expense, all necessary permits and builder's risk insurance in an amount equal to construction costs. Upon completion of any structural additions or alterations, Tenant shall deliver to Landlord updated plans and specifications reflecting such structural additions or alterations and a final certificate of occupancy issued subsequent to the completion of the additions or alterations. Landlord shall have title to and ownership of all structural alterations and additions, and all structural alterations and additions shall be subject to the provisions of this Lease. All such alterations or additions shall be at Tenant's expense. All such structural alterations or additions referred to in this Paragraph shall be expeditiously completed in a good and workmanlike manner and in compliance with all applicable laws, rules, regulations, ordinances and restrictions then in effect.

     10.2 TRADE FIXTURES. Notwithstanding any provision in this ARTICLE X to the contrary, all normal trade fixtures, equipment, shelves, racks, machinery, office equipment, furniture and other personal property installed or placed in the Premises by Tenant or any of Tenant's subsidiaries, other than replacements for fixtures, equipment, shelves, machinery, and furniture constituting fixtures that are in the Premises on the Commencement Date ("Tenant's Trade Fixtures") may be removed by Tenant on or before the termination date of this Lease; provided (a) the removal shall be done in a workmanlike manner so as not to damage the structural integrity of the Building; and (b) Tenant, at Tenant's sole expense, shall repair all damage to the Premises resulting from the removal of Tenant's Trade Fixtures.

                                   ARTICLE XI

                       MECHANICS' AND MATERIALMEN'S LIENS

     11.1 Tenant shall not create or permit to be created or to remain, and will discharge by payment or bond, any lien (including, but not limited to, the liens of mechanics, laborers, artisans, or materialmen for work or materials alleged to be done or furnished in connection with the Premises), encumbrance, or other charge upon the Premises or any part thereof, upon Landlord's interest therein, or upon Tenant's leasehold interest; provided, that Tenant shall not be required to discharge any such liens, encumbrances, or charges as may be placed upon the Premises by the act of Landlord.

                                   ARTICLE XII

                                      SIGNS

     12.1 Landlord shall have the right to approve or disapprove the number and location of, and changes in, any and all exterior signs which are installed, erected, attached, and/or maintained on the exterior of the Premises.

                                  ARTICLE XIII

                                   SUBLETTING

     13.1 SUBLETTING. Tenant shall have the right at all times and from time to time during the Term to sublease all or any portion of the Premises without Landlord's consent, subject, however, to the same limitations for subleasing by Landlord set forth in Section 5.6 of the First Mortgage. Tenant shall not have the right, however, to enter into any sublease agreement concerning the use or occupancy of the Premises that would extend beyond the Term of this Lease without Landlord's prior written consent. Tenant shall remain liable for all obligations under this Lease notwithstanding any sublease hereunder by Tenant that does not extend beyond the term of this Lease.

     13.2 TRANSFER OF LANDLORD'S INTEREST. In the event of the transfer by Landlord of its interest in this Lease or the Premises, Landlord shall be released from any further obligations under this Lease, and Tenant agrees to look solely to Landlord's successor in interest for performance of the obligations of "Landlord" under this Lease.

                                   ARTICLE XIV

                                 QUIET ENJOYMENT

     14.1 Tenant, upon its payment of all rents and sums herein provided and upon its compliance with the performance of all those provisions, terms, and conditions applicable to and performable by Tenant, shall peaceably and quietly hold occupy, and enjoy the Premises for the Term without hindrance, ejection, or interruption by Landlord, or persons lawfully or equitably claiming under or through Landlord; provided that this covenant shall be binding upon Landlord and its successors and assigns only with respect to breaches occurring during its or their respective ownership of Landlord's interest hereunder.

                                   ARTICLE XV

                                 RIGHT OF ACCESS

     15.1 Landlord shall have the right, but not the obligation, to enter the Premises upon twenty-four (24) hours advance notice to Tenant and during reasonable business hours (except in an emergency) to examine the same and, if Tenant has not made such repairs within thirty (30) days after written notice thereof (or a shorter period if there is a danger to life or property), to make such repairs, alterations, improvements, or additions as Tenant has failed to make in accordance with the terms of this Lease, and Landlord shall be allowed to take all materials into and upon the Premises that may be required therefor without the same constituting an eviction of Tenant, actual or constructive, and the Rent shall in no way abate while such repairs, alterations, improvements, or additions are being made, by reason of loss or interruption of business of Tenant; provided, however, that Landlord shall not unreasonably interfere with the normal business operations of Tenant.

                                   ARTICLE XVI

                                  HOLDING OVER

     16.1 Should Tenant remain in possession of the Premises, or any part thereof, after termination of this Lease (whether by the expiration of the Term or otherwise) without the execution of a new lease by Landlord and Tenant, Tenant, at the option of Landlord, shall become a tenant from month-to-month of the Premises, or any part thereof, at one hundred and ten percent (110%) of the monthly Rent pro rated and effective in the last month of the Term, and under all other terms, conditions, provisions, and obligations of this Lease insofar as the same are applicable to a tenancy from month-to-month.

                                  ARTICLE XVII

                     EVENTS OF DEFAULT, LANDLORD'S REMEDIES

     17.1 EVENTS OF DEFAULT. The occurrence of any of the following events shall constitute an Event of Default (herein so called) by Tenant under this
Lease:

          A. Failure of Tenant to pay when due an installment of Rent, Additional Rent or any other amount payable to Landlord hereunder following the expiration of five (5) days after notice from Landlord.

          B. Failure of Tenant to comply with any term, condition or covenant of this Lease following the expiration of thirty (30) days after notice from Landlord, provided, however, if the failure to comply cannot reasonably be cured within such thirty (30) day period, and Tenant commences efforts to cure within the thirty (30) day period, Tenant shall have a reasonable time to cure such default.

          C. Insolvency of, or the making of a transfer in fraud of creditors or a general assignment for the benefit of creditors by Tenant.

          D.   The occurrence of a Bankruptcy Event.

          E. Assignment of Tenant's interest in this Lease by operation of law.

     17.2 LANDLORD'S REMEDIES. Upon the occurrence of any Event of Default, and the expiration of any applicable grace period, Landlord may, in addition to, and not in derogation of any remedies for any preceding breach or covenant, with or without notice of demand (except as otherwise expressly provided in this Lease) and without limiting Landlord in the exercise of any right or remedy which Landlord may have by reason of such default or breach:

          A. Immediately or any time thereafter while such Event of Default continues, mail a notice of termination addressed to Tenant and proceed pursuant to and with due process of law, to repossess the same as Landlord's former estate without prejudice to any remedies which might otherwise be used for arrears of rent or prior to breach of covenant, and upon such notice as aforesaid this Lease shall terminate, but Tenant shall remain liable for its default hereunder as hereinafter provided. Tenant shall have the right to cure any default until the expiration of the applicable grace period, if any, following notice by Landlord, as specified above. Where Landlord has given notice as provided for above, no further notice shall be required to effectuate a termination of this Lease, which termination shall occur automatically unless the default is cured within the time periods provided in this Lease.

          B. Terminate Tenant's right to possession of the Premises by court order or any lawful means, in which case Tenant's right to possession under this Lease shall terminate, and Tenant shall immediately surrender possession of the Premises to Landlord. In such event, Landlord shall be entitled to recover from Tenant all damages incurred by Landlord by reason of Tenant's default, including, but not limited to, the cost of recovering possession of the Premises; reasonable expense of reletting, including necessary renovation and alteration of the Premises; reasonable attorney's fees and any reasonable real estate commissions actually paid; the worth at the time of award by the court having jurisdiction thereof of the amount by which the unpaid rent for the balance of the term after the time of such award exceeds the amount of such rental loss for the same period that Tenant proves could be reasonably avoided; and that portion of any reasonable leasing commissions paid by Landlord applicable to the unexpired Term of this Lease.

          C. Landlord can continue this lease in full force and effect, and this Lease will continue in effect as long as Landlord does not terminate Tenant's right to possession, and Landlord shall have the right to collect Rent when due. After the occurrence of an Event of Default, Landlord can enter the Premises and relet them, or any part of them, to third parties for Tenant's account. Tenant shall be liable immediately to Landlord for all reasonable costs Landlord incurs in reletting the Premises. Reletting can be for a period shorter or longer than the remaining Term of this Lease. Tenant shall pay to Landlord the Rent on the dates the Rent is due, less the rent Landlord receives from any reletting. No act by Landlord allowed by this Paragraph shall terminate this Lease unless Landlord notifies Tenant that Landlord elects to terminate this Lease. After Tenant's default and for as long as Landlord does not terminate Tenant's right to possession of the Premises, if Tenant obtains Landlord's consent, Tenant shall have the right, subject to the limitations set forth in SECTION 5.6 of the First Mortgage, to assign or sublet its interest in this Lease, but Tenant shall not be released from liability. Landlord's consent to such a proposed assignment or subletting shall not be unreasonably withheld.

          If Landlord elects to relet the Premises as provided in this paragraph, rent that Landlord receives from reletting shall be applied to the payment of:

          FIRST, any indebtedness from Tenant to Landlord other than Rent due from Tenant;

          SECOND, all reasonable costs incurred by Landlord in reletting;

          THIRD, Rent due and unpaid under this Lease. After deducting the payments referred to in this subparagraph, any sum remaining from the rent Landlord receives from reletting shall be held by Landlord and applied in payment of future Rent as Rent becomes due under this Lease. If, on the date Rent is due under this Lease, the rent received from the reletting is less than the Rent due on that date, Tenant shall pay to Landlord, in addition to the remaining Rent due, all reasonable costs Landlord incurred in reletting that remain after applying the rent received from the reletting as provided in this subparagraph.

          D. Pursue any other remedy now or hereafter available to Landlord under the laws or judicial decisions of the State of Texas.

          E. Pursuit of any of the foregoing remedies does not constitute an irrevocable election of remedies nor preclude pursuit of any other remedy provided elsewhere in this Lease or by applicable law, and none is exclusive of another unless so provided in this Lease or by applicable law. Likewise, forbearance by Landlord to enforce one or more of the remedies available to it on an Event of Default does not constitute a waiver of that default or of the right to exercise that remedy later or of any rent, damages or other amounts due to Landlord hereunder.

          17.3 ATTORNEYS' FEES. In the event that Tenant defaults in the performance of any of the terms, covenants, agreements, or conditions contained in this Lease and Landlord places the enforcement of this Lease, or any part thereof, or the collection of any rent or charge due, or to become due, or the recovery of the possession of the Premises, in the hands of attorneys, or files suit upon the same, Tenant agrees to pay Landlord's reasonable attorneys' fees.

                                  ARTICLE XVIII

                            WAIVER OF LANDLORD'S LIEN

     18.1 Landlord hereby waives all of Landlord's rights to any contractual, statutory, constitutional or other lien or security interest on any of Tenant's property or the property of any assignee or subtenant that may now or at any time hereafter be situated on the Premises.

                                   ARTICLE XIX

                    SUBORDINATION AND ATTORNMENT, TERMINATION

     19.1 SUBORDINATION. Landlord shall have the right to transfer, assign, mortgage and convey in whole or in part the Premises or the Site and any and all of its rights under this Lease, and nothing herein shall be construed as a restriction upon Landlord's doing so. Tenant hereby subordinates this Lease and all rights of Tenant hereunder to any mortgage or deed of trust, and all renewals, substitutions and extensions thereof, that is now or may hereafter be placed on the Premises covered by this Lease. Tenant agrees to execute any certificate or instrument, including without limitation the Tenant estoppel letter described in SECTION 19.3 below, that may be deemed, in Landlord's sole discretion, necessary to further effect the subordination of this Lease to such mortgage or to confirm any election to continue the Lease in effect in the event of foreclosure, as provided above. Tenant hereby constitutes and appoints Landlord as Tenant's attorney-in-fact to execute any such certificate or instrument, including the Tenant estoppel letter described in SECTION 19.3 below, for and on behalf of Tenant.

     19.2  ATTORNMENT ON FORECLOSURE.   Landlord and Tenant agree that, if any
person or entity acquires the Premises as a purchaser at any foreclosure sale or by deed in lieu of foreclosure (any such mortgagee or other lienholder or purchaser by deed in lieu of foreclosure or at a foreclosure sale being each hereinafter referred to as the "Purchaser at Foreclosure"), Tenant, at Tenant's sole discretion, shall, on the written request of the Purchaser at Foreclosure, attorn to the Purchaser at Foreclosure and thereafter remain bound as if a new and identical Lease between the Purchaser at Foreclosure, as landlord, and Tenant, as tenant, had been entered into as of the date of foreclosure for the remainder of the Term, except that the Purchaser at Foreclosure shall not be liable for any act or omission of any prior landlord, subject to any offsets, claims, or defenses that Tenant might have against any prior landlord, or bound by any rent that Tenant might have paid more than one (1) month in advance or any amendment to this Lease made without its prior written consent.

     19.3 ESTOPPEL LETTERS. Within ten (10) days after Landlord's request, from time to time, Tenant shall execute and deliver to Landlord or to a mortgagee or prospective purchaser, as directed by Landlord, a statement in writing, in the form attached hereto as EXHIBIT C.

     19.4 TERMINATION.   Notwithstanding any provision hereof or any provision
of that certain Subordination, Attornment and Non-Disturbance Agreement ("SANDA") dated the same date as this Lease executed by Landlord and Tenant to the contrary, upon satisfaction of the following conditions and (i) if a Termination Event occurs under SECTION 19.4A below, the Lease will automatically terminate in accordance with such provision, or (ii) if a Termination Event occurs under SECTION 19.4B below, Tenant shall have the right to terminate this Lease in accordance with such provision, and in either event, Tenant shall have no further liability or obligation to Landlord, other than the payment of Rent, Additional Rent and other amounts due under this Lease through and including the date of termination.

          A. If a Termination Event occurs and the purchaser of the Mortgaged Property (as defined in the First Mortgage) at such foreclosure sale is a person or entity other than Mortgagee or any of Mortgagee's affiliates, then this Lease shall terminate effective upon the date which is fifteen (15) days after the foreclosure sale. Upon such a Termination Event, Tenant shall be unconditionally obligated to pay to Mortgagee a Termination Fee in the amount of the difference (if positive) between (1) the amount of the Pre-Foreclosure Debt on the date of the foreclosure sale, and (2) the amount of the successful final bid at such foreclosure sale for the purchase of the Mortgaged Property. The Termination Fee shall be due and payable by Tenant to Mortgagee on or before the date that is ninety (90) days after the date of the foreclosure sale, and if Tenant fails or refuses to pay the Termination Fee, Mortgagee shall have all rights and remedies available to it to collect such debt under all applicable laws. Notwithstanding any default under the Lease on the date of the foreclosure sale, Tenant shall have the right to continue to occupy the Premises for a period of up to fifteen (15) days after the foreclosure sale for the sole purpose of removing any of its property that is not part of the Mortgaged Property from the Premises in accordance with the terms of this Lease regarding removal of Tenant's property at the termination or expiration of this Lease, and this provision shall be binding on any purchaser at any foreclosure sale.

          B. If a Termination Event occurs and the purchaser of the Mortgaged Property at such foreclosure sale is Mortgagee or any of Mortgagee's affiliates, then Tenant shall have the option, exercisable by delivering written notice to Mortgagee on or before the date that is thirty (30) days after the date of the foreclosure sale, to either (i) agree that Tenant shall continue to be bound by the terms of this Lease for the remainder of the Term and that Tenant shall have no further right to terminate this Lease, or (ii) terminate this Lease effective upon the date that is one hundred (100) days after the date of the foreclosure sale. If Tenant chooses to terminate the Lease pursuant to (ii) above, Tenant shall be unconditionally obligated to pay to Mortgagee a Termination Fee in the amount of the greater of (a) ONE MILLION EIGHT HUNDRED TWENTY-FIVE THOUSAND AND NO/100 DOLLARS ($1,825,000.00) or (b) the difference (if positive) between (1) the amount of the Pre-Foreclosure Debt on the date of the foreclosure sale, and
(2) the Fair Market Value (as defined in C. below) of the Mortgaged Property. The Termination Fee shall be due and payable by Tenant to Mortgagee on or before the later of (x) the date that is sixty (60) days after the date of the termination of the Lease or (y) ten (10) days following the determination of the Fair Market Value of the Mortgaged Property in accordance with SECTION 19.4C below, and if Tenant fails or refuses to pay the Termination Fee, Mortgagee shall have all rights and remedies available to it to collect such debt under all applicable laws. Notwithstanding the termination of the Lease as set forth above, Tenant shall have the right to continue to occupy the Premises for a period of up to fifteen (15) days after the termination of the Lease for the sole purpose of removing any of its property that is not part of the Mortgaged Property from the Premises in accordance with the terms of this Lease regarding removal of Tenant's property at the termination or expiration of this Lease.

          C. For purposes of this SECTION 19.4, the term "FAIR MARKET VALUE OF THE MORTGAGED PROPERTY" shall be calculated in accordance with this SECTION 19.4C. Following a termination of the Lease in accordance with SECTION 19.4B, Mortgagee and Tenant shall use reasonable efforts to agree upon value for the Fair Market Value of the Mortgaged Property, and if the parties cannot agree upon the Fair Market Value of the Mortgaged Property within ten (10) days after the termination of the Lease, then each of Mortgagee and Tenant, within ten (10) days thereafter, shall choose and engage (it being agreed that Tenant shall reimburse Mortgagee or pay for the cost and expense of all appraisals) an independent MAI-certified real estate appraiser experienced in determining the fair market value of office, manufacturing and warehouse properties which are similar to the Mortgaged Property in the general area of the Mortgaged Property in order to determine the Fair Market Value of the Mortgaged Property ("QUALIFIED APPRAISER") in accordance with the assumptions and parameters set forth in this Paragraph C. If either party fails to select a Qualified Appraiser within such 10-day period, then the other party shall choose a second Qualified Appraiser. Each Qualified Appraiser shall be required to use their best efforts to complete their initial appraisal report and submit it to the party requesting same within twenty (20) days after the date of their engagement for such party's review and comment, and Mortgagee and Tenant shall each deliver to the other the final appraisal report determining the Fair Market Value of the Mortgaged Property (each a "FIRST ROUND APPRAISAL") within thirty (30) days after the engagement of the Qualified Appraisers.

               1. If the difference in the values determined in each First Round Appraisal is less than or equal to ten percent (10%) of the value determined by the lower of the two First Round Appraisals, then the Fair Market Value of the Mortgaged Property shall be the average between the values determined in each First Round Appraisal.

               2. If the difference in the values determined in each First Round Appraisal is more than ten percent (10%) of the value determined by the lower of the two First Round Appraisals, then the two Qualified Appraisers selected by Mortgagee and Tenant shall choose a third Qualified Appraiser (the cost of which shall be borne by Tenant) to determine the Fair Market Value of the Mortgaged Property, who shall use his best efforts to complete his appraisal report (the "THIRD APPRAISAL" and submit it to Mortgagee and Tenant within twenty (20) days after the date of his engagement. Mortgagee and Tenant agree that the Fair Market Value of the Mortgaged Property shall be the average between the values determined in
     (a) the Third Appraisal and (b) the First Round Appraisal which determined a value that was closer to the value determined by the Third Appraisal than the value determined by the other First Round Appraisal.

Mortgagee and Tenant agree that, for purposes of this SECTION 19.4 and of determining the Fair Market Value of the Mortgaged Property, all Qualified Appraisers selected by the parties may not consider and should disregard the Master Lease as a component to the Fair Market Value of the Mortgaged Property, and that the Fair Market Value of the Mortgaged Property should reflect the fair market value of only the fee interest in the Mortgaged Property and any and all easement, privileges and appurtenances thereto, assuming the Mortgaged Property is vacant.

          D.   Any Termination Fee payable by Tenant to Mortgagee under this
SECTION 19.4 shall be in the form of cash or immediately available funds or by the execution and delivery of a promissory note with a maturity date of no later than 180 days thereafter.

                                   ARTICLE XX

                            CASUALTY AND CONDEMNATION

     20.1  FIRE AND CASUALTY DAMAGE.

          A. In the event of a casualty, Tenant shall (i) have no right to terminate this Lease and (ii) be required to restore the improvements and will be entitled to the insurance proceeds to the extent required to restore the Premises. In the event the net proceeds on any claim are not in excess of One Hundred Thousand and No/100 Dollars ($100,000.00), such proceeds shall be payable to Tenant. In the event the net proceeds are in excess of One Hundred Thousand and No/100 Dollars ($100,000.00), such sum shall be paid to and deposited with either a bank or trust company having an office in the State of Texas and designated by Tenant, subject to the reasonable approval of Landlord. Such bank or trust company (the "Proceeds Trustee") shall hold such funds in the name of the Proceeds Trustee as trustee for Landlord and Tenant and the funds shall be disbursed in the manner hereinafter provided. Notwithstanding the above, Mortgagee may, at its option, be appointed Proceeds Trustee for so long as the First Mortgage remains outstanding. The

Proceeds Trustee shall deposit insurance proceeds in an interest bearing account (if available), and interest shall be distributed to Tenant upon completion of said installation, repair, replacement or rebuilding, provided no default has occurred and is continuing hereunder. All checks drawn on said account shall be co-signed by the Proceeds Trustee and Tenant. Insurance proceeds shall be disbursed to Tenant by the Proceeds Trustee upon receipt by Landlord and Proceeds Trustee of the following:

          1. A certificate signed by a licensed architect or engineer selected by Tenant, subject to the approval of Landlord (such approval not to be unreasonably withheld or delayed) and also signed by Tenant, dated not more than thirty (30) days prior to the application for such disbursement, setting forth in substance the following:

               a. that the sum then requested to be disbursed either has been paid by Tenant or is justly due to contractors, subcontractors, materialmen, engineers, architects or other persons (whose names and addresses shall be stated) who have rendered and furnished certain labor and materials for the work; giving a brief description of such services and materials and the principal subdivisions or categories thereof and the amounts so paid or due to said persons in respect thereof, and stating the progress of the work up to the date of said certificate;

               b. that the sum then requested to be disbursed, plus all sums previously disbursed, does not exceed the cost of the work as actually accomplished up to the date of such certificate (less than ten percent (10%) of such cost which shall be retained by the Proceeds Trustee to be disbursed following completion of the work to be done by the named contractor);

               c. that except for the amounts, if any, stated in said certificate pursuant to the foregoing clause a. of this Paragraph to be due for services or materials, there is no outstanding indebtedness known to the person signing the certificate, after due inquiry, which is then due and payable for work, labor, services and materials in connection with the work, which, if unpaid, might become the basis of a vendor's, mechanic's, laborer's, or materialman's statutory or similar lien upon Tenant's leasehold estate or Tenant's or Landlord's interest in the Premises or any part thereof; and

               d. that the amount remaining in the possession of the Proceeds Trustee after disbursement of the sum then requested at least equals the estimate unpaid costs to complete the work (and if insufficient funds remain, Tenant shall deposit additional funds with the Proceeds Trustee sufficient to enable the architect or engineer to make the foregoing certification).

          2.   A certificate signed by Tenant, dated not more than thirty
     (30) days prior to the application for such disbursement, setting forth in substance that, to the best knowledge of Tenant, after due inquiry:

               a. all materials and all property described in the certificate are free and clear of all liens and encumbrances, except such as may secure indebtedness due to persons (whose names and addresses and the several amounts due them shall be stated) specified in said certificate, which liens and encumbrances will be discharged upon payment of such indebtedness and encumbrances to which this Lease is subject; and

               b. that no Event of Default has occurred which has not been remedied.

          3. Evidence reasonably satisfactory to the Proceeds Trustee and Landlord showing that there has not been filed with respect to Tenant's leasehold estate or Tenant's or Landlord's interest in the Premises or any part thereof any vendor's, mechanic's, laborer's or materialman's statutory or similar lien which has not been discharged of record, except such as will be discharged upon payment of the amount then requested to be disbursed.

          4. Lien waivers from each person entitled to a mechanic's or materialman's lien against the Premises by reason of such work.

          5. Upon compliance with the foregoing provisions, the Proceeds Trustee shall, out of the deposited sums, disburse to the persons named in the certificate the respective amounts stated in said certificate to be due to them and/or shall disburse to Tenant the amount stated in said certificate to have been paid by Tenant.

          6. At any time after the completion in full of the work, the whole balance of the deposited sums not theretofore disbursed pursuant to the foregoing provisions of this subparagraph shall be disbursed to or upon the order of Tenant, upon receipt by the Proceeds Trustee of any of the following:

               a. a certificate signed by Tenant, dated not more than twenty (20) days prior to the application for such disbursement, setting forth in substance the following to the best knowledge of Tenant, after due inquiry;

                    (1)  that the work has been completed in
               full;

                    (2)  that all amounts which Tenant is or may
               be entitled to have disbursed under the foregoing provisions of this subparagraph on account of services rendered or materials furnished in connection with the work have been disbursed under said provisions;

                    (3)  that all amounts for whose payment
               Tenant is or may become liable in respect of the work have been paid in full except to the extent, if any, of any retainage and which retainage shall be applied to the final payments of the amounts due; and

                    (4)  that no Event of Default has occurred
               which has not been remedied;

               b. a copy of the final plans and specifications of the improvements in the Premises, which plans and specifications shall be delivered to Landlord;

               c. an official search or a certificate of a title company reasonably satisfactory to the Proceeds Trustee showing that there has not been filed with respect to Tenant's leasehold estate or Tenant's or Landlord's interest in the Premises, or any part thereof, any vendor's mechanic's, laborer's or materialman's statutory or similar lien which has not been discharged of record;

               d. a certificate of completion signed by the supervising architect or engineer referred to in subparagraph (1) above; and

               e. a certificate of occupancy or equivalent governmental approval.

          Any insurance proceeds remaining after completion of the reconstruction as specified in subparagraph 6. above shall be paid to Tenant.
If the conditions for the release of money to Tenant are not met after a period of one hundred eighty (180) days after the date of completion of reconstruction (such 180 day period to be extended by the length of any delay caused by reasons beyond the control of Tenant), any funds held by the Proceeds Trustee shall be disbursed to Landlord or its assignee. If the Premises shall be damaged by fire or other casualty resulting from the fault or negligence of Tenant or any of Tenant's agents, employees, or invitees, then (a) Rent shall not be diminished during the repair of such damage, and Tenant shall be liable to Landlord for the cost and expense of the repair and restoration of the Premises caused thereby to the extent that such cost and expense is not covered by insurance proceeds.

     20.2  CONDEMNATION.

          A. TOTAL OR SUBSTANTIAL CONDEMNATION. If all or substantially all of the Premises shall be taken for public or quasi-public purposes, or if Tenant, after any taking, would be unable to restore the Buildings to substantially their condition prior to such event because it is legally impermissible or not physically or financially feasible to do so with the proceeds of the condemnation award or the portion remaining can (in Landlord's reasonable judgment), with rebuilding, restoration or repair, be profitably operated for the purpose it was being used immediately prior to the taking or diminution (a "Substantial Taking") Tenant shall, not later than ninety (90) days after the date of service of an order for possession on Landlord or Tenant by the condemning agency or condemning authority, deliver to Landlord (i) notice of its intention to terminate this Lease on a date (the "Termination Date") occurring not more than one hundred eighty (180) days nor less than ninety (90) days after the date of service of such order for possession on Landlord or Tenant provided, that the determination of the Termination Date shall be subject to the authority of the condemning agency, condemning authority, or any stay or vacation of such order issued pursuant to applicable law, (ii) a certificate by Tenant describing the event giving rise to such termination and stating that such event has rendered the Premises unavailable for use or unsuitable for restoration for continued use of occupancy in Tenant's business, and (iii) an irrevocable offer to purchase the Premises, together with any condemnation award or rights thereto, on the next Rent payment date occurring more than thirty (30) days after the receipt of, by Landlord, such offer. The purchase price pursuant to any such offer to purchase the Premises shall be the sum necessary to satisfy any and all amounts due and owing, including all unpaid principal, all accrued and unpaid interest, (but not any prepayment premium on First Mortgage) (hereinafter the "Purchase Price"). Landlord shall have thirty (30) days after receipt of notice within which to reject such offer. If Landlord rejects the offer, this Lease shall terminate on the Termination Date, except with respect to obligations and liabilities of Tenant hereunder, actual or contingent, which have arisen on or prior to such date, upon payment by Tenant of all unpaid Rent, Additional Rent and other sums then due and payable hereunder to and including such date. If Landlord rejects the offer, any condemnation proceeds shall belong to Landlord or to Landlord's mortgagee, provided, however, that nothing herein contained shall prevent Tenant from pursuing its own remedies with respect to business interruption, moving expenses, fixtures and other costs to Tenant provided that such remedies do not result in a decrease in any award to Landlord. If Landlord does not reject Tenant's offer within the thirty (30) day period, the offer shall be deemed accepted and on the next Rent payment date occurring more than thirty (30) days after the receipt by Landlord of such offer, Landlord shall convey the Premises and any condemnation award and the right thereto to Tenant upon payment of the Purchase Price and all Rent and other sums due and payable hereunder to and including such date. Title to the Premises shall be subject only to encumbrances existing on the Commencement Date, this Lease, encumbrances arising after the Commencement Date not consented to or created by Landlord, and other encumbrances consented to at any time by Tenant. Tenant shall accept a special or limited warranty deed conveying such title and shall accept the Premises in their "as is" condition. Upon completion of such purchase, but not prior thereto, this Lease shall terminate, except with respect to obligations and liabilities hereunder, actual or contingent, which arose on or prior to the date of purchase. Tenant shall bear all costs associated with such conveyance. A "taking" under this Paragraph shall be deemed to have occurred at such time as the relevant governmental authority effecting the "taking" shall have taken possession of the Premises pursuant to a court order or judgment by a court of captioned jurisdiction in accordance with applicable law.

          B. PARTIAL CONDEMNATION. If less than the whole or substantially the whole of the Premises is taken for any public or quasi-public use under any governmental law, ordinance, or regulation, or by right of eminent domain, or should be sold to a condemning authority in lieu of condemnation, and such taking is not a Substantial Taking, and no Event of Default under the First Mortgage has occurred or is continuing, then Tenant shall (1) deliver to Landlord plans and specifications for such rebuilding, restoration or repair acceptable to Landlord, and (2) thereafter commence the rebuilding, restoration or repair of the Premises in accordance with the approved plans and specifications within three (3) months after the date of the taking or diminution in value; provided, however, that Tenant's restoration and rebuilding obligations shall not exceed the scope of the work done by Tenant in originally constructing the Premises.

          C. DISPOSITION OF AWARDS. Except as herein otherwise provided, all awards arising from a total or partial taking of the Premises, or a taking for temporary use, shall belong to and be the property of Landlord or during the period there is a first mortgage covering the Premises of Landlord's mortgagee, without any participation by Tenant. Tenant shall not be entitled to, and expressly waives all claim to, any such compensation; provided, however, that Tenant shall be entitled to receive the proceeds of any award specifically designated by the condemning authority in Tenant's favor, for Tenant's improvements on Premises and/or relating solely to Tenant's statutory right of compensation for the loss of its leasehold. Notwithstanding the above, if Tenant has complied with the provisions of Paragraph B above, all of the condemnation award granted by the condemning authority for the taking or diminution in value of the Premises shall be paid over to Tenant by Landlord, after deducting therefrom the reasonable actual costs and expenses incurred by Landlord, including reasonable attorney's fees, in connection with such condemnation and collection of the award.

          D.   SUBJECT TO FIRST MORTGAGE.  Notwithstanding any provision in this
SECTION 20, this SECTION 20 shall be subject in all respects to the provisions of the First Mortgage regarding condemnation and eminent domain.

                                   ARTICLE XXI

                                 EXISTING LEASES

          Landlord and Tenant hereby acknowledge and agree that the Existing Leases are still in full force and effect and that Tenant's right to possess, use and occupy those portions of the Premises described in the Existing Leases shall be subject to the Existing Leases and shall not commence unless and until the Existing Leases expire or are terminated. Notwithstanding the foregoing, however, Tenant's obligation to pay or cause to be paid the Rent shall commence on the Commencement Date, and Landlord, pursuant to that certain Assignment of Rents to Tenant, has assigned to Tenant the right to receive all rents and other amounts from the Existing Leases . Tenant shall have the right to direct Landlord regarding negotiations with Existing Tenants concerning the Existing Leases and to direct Landlord to terminate the Existing Leases on terms and conditions acceptable to Tenant without Landlord's consent. So long as an Event of Default has not occurred under this Lease, Landlord shall immediately deliver to Tenant any and all amounts that Landlord may hereafter receive from Existing Tenants with respect to the Existing Leases. Landlord shall have no right to modify, amend or terminate the Existing

Leases without the prior written consent of Tenant. Prior to the expiration or termination of the Existing Leases, Landlord will perform all of the duties and obligations of the Landlord under the Existing Leases; provided, however, that Tenant shall have no right to modify or amend the Existing Leases so as to increase the maintenance, repair or other duties and obligations of the Landlord under the Existing Leases without the prior written consent of Landlord. Tenant shall indemnify Landlord for any damages and liabilities that Landlord may suffer or incur as a result of Landlord being made a party to any litigation that may hereafter arise between Tenant and Existing Tenants concerning the Existing Leases except to the extent that such litigation concerns the failure of Landlord to perform any of the duties and obligations of the landlord under the Existing Leases or the negligence or misconduct of Landlord.

     After the termination of the Existing Leases, Tenant, at Tenant's option, shall have the right to, among other things, occupy all or any portion of the Premises for Tenant's own use or sublease all or any portion of the Premises to a third party (subject to limitations therein set forth in this Lease or in the First Mortgage); provided, however, that Tenant shall remain liable for payment of the Rent during the Term of this Lease.

                                  ARTICLE XXII

                              ENVIRONMENTAL MATTERS

          A. Tenant (i) shall comply, and cause the Premises to comply, with all Environmental Laws (as hereinafter defined) applicable to the Premises, (ii) shall prohibit the use of the Premises for the generation, manufacture, refinement, production, or processing of any Hazardous Material (as hereinafter defined) or for the storage, handling, transfer or transportation of any Hazardous Materials (other than in connection with the operation, business and maintenance of the Premises and in commercially reasonable quantities as a consumer thereof and supplier of consumer products and in compliance with Environmental Laws), (iii) shall not permit to remain, install or permit the installation on the Premises of any surface impoundments, or asbestos-containing materials and (iv) shall cause any alterations of the Premises to be done in a way so as to not expose in an unsafe manner the persons working in or visiting the Premises to Hazardous Materials and in connection with any such alterations shall remove any Hazardous Materials present upon the Premises, excepting any Hazardous Material or Substance situated on or under the Premises at the time of Tenant's taking possession under this Lease, which are not in compliance with Environmental Laws or which present danger to persons working on or visiting the Premises.

          B. "Environmental Laws" means the Resource Conservation and Recovery Act of 1976, as amended, 42 U.S.C. section 6901, et seq. (RCRA); the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C.
section 9601 et seq. (CERCLA); the Toxic Substance Control Act, as amended, 15 U.S.C. section 26012 et seq.; Texas Water Code; and all applicable federal, state and local environmental laws, ordinances, rules and regulations, as any of the foregoing may have been or may be from time to time amended, supplemented or supplanted, and any other federal, state, or local laws, ordinances, rules and regulations, now or hereafter existing relating to regulations or control of Hazardous Material or materials. The term "Hazardous Materials" as used in this Lease shall mean substances defined as "hazardous substances," "hazardous materials," "hazardous waste," or "toxic substances" in any applicable federal, state or local statute, rule, regulation or determinations, including but not limited to the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended,
42 USC, Section 9601, et seq.; the Hazardous Materials Transpiration Act, 49 USA, Section 1801, et seq.; the Resource, Conservation and Recovery Act, 42
USC, Section 6901, et seq.; and, asbestos, PCBs, radioactive substances, methane, volatile hydrocarbons, petroleum or petroleum-derived substances or wastes, radon, industrial solvents or any other material as may be specified in applicable law or regulations.

          C. Except for liability resulting from or arising out of the willful misconduct of Landlord or its mortgagee or their agents on or about the Premises or their successors and assigns, and except as otherwise specifically excluded from any indemnities of Landlord contained in the First Mortgage, Tenant agrees to protect, defend, indemnify and hold harmless Landlord, its directors, officers, employees and agents, and any successors to Landlord's interest in the chain of title to the Premises, their direct or indirect partners, directors, officers, employees, and agents, from and against any and all liability, including all foreseeable and all unforeseeable damages including but not limited to attorney's and consultant's fees, fines, penalties and civil or criminal damages, directly or indirectly arising out of the use, generation, storage, treatment, release, threatened release, presence or disposal of Hazardous Materials from, on, at, to or under the Premises during the Term of this Lease, and including, without limitation, the cost of any required or necessary repair, response action, remediation, investigation, cleanup or detoxification and the preparation of any closure or other required plans, whether such action is required or necessary prior to or following transfer of title to the Premises. This agreement to indemnify and hold harmless shall be in addition to any other obligations or liabilities Tenant may have to Landlord at common law under all statutes and ordinances or otherwise, and shall survive following the date of expiration or earlier termination of this Lease. Tenant expressly agrees that the representations, warranties and covenants made and the indemnities stated in this Lease are not personal to Landlord, and the benefits under this Lease may be assigned to subsequent parties in interest in the chain of title to the Premises, which subsequent parties in interest may proceed directly against Tenant to recover pursuant to this Lease. Tenant, at its expense, may institute appropriate legal proceedings with respect to environmental matters of the type specified in this subparagraph C or lien for such environmental matters, not involving Landlord or its mortgagee as a defendant (unless Landlord or its mortgagee is the alleged cause of the damage), conducted in good faith and with due diligence, provided that such proceedings shall not in any way impair the interests of Landlord or its mortgagee under this Lease or contravene the provisions of any first mortgage. Counsel to Tenant in such proceedings shall be reasonably approved by Landlord if Landlord is a defendant in the same proceeding. Landlord shall have the right to appoint co-counsel, which co-counsel will cooperate with Tenant's counsel in such proceedings. The fees and expenses of such co-counsel shall be paid by Landlord, unless such co-counsel are appointed because the interests of Landlord and Tenant in such proceedings, in Landlord's reasonable judgment, are or have become adverse, or Tenant or Tenant's counsel is not conducting such proceedings in good faith or with due diligence.

          D. Tenant, promptly upon the written request of Landlord or Mortgagee, from time to time, but not more than once in any calendar year unless required by a governmental order or unless an Event of Default has occurred and is continuing, shall permit such persons as Landlord or Mortgagee may designate subject to approval by Tenant (the "Site Reviewers"), which approval shall not be unreasonably withheld or delayed, to visit the Premises from time to time and perform environmental site investigations and assessments ("Site Assessments") on the Premises. Tenant's approval of the Site Reviewers shall not be required if an Event of Default has occurred and is continuing. The purpose of the Site Assessment swill be to determine whether there exists on the Premises any environmental condition which may result in any liability, cost or expense to Landlord or any other owner or occupier of the Premises relating to Hazardous Materials. During the course of any Site Assessment, the Site Reviewers shall not unreasonably interfere with the operations or business of Tenant on the Premises. The Site Assessments may include both above and below ground testing and inspection as is reasonable and necessary in the opinion of the Site Reviewers to identify environmental damage or the presence of Hazardous Material on the Premises. Tenant shall supply to the Site Reviewers such historical and operational information regarding the Premises as may be reasonably requested by the Site Reviewers to facilitate the Site Assessments and shall make available for meetings with Site Reviewers appropriate personnel having knowledge of such matters. Tenant shall not be required to make information available to the Site Reviewers where such information was previously provided to Landlord by Tenant. The cost of performing and reporting all Site Assessments shall be paid by Tenant on the same basis as Landlord is required to pay under the First Mortgage, and such costs will be paid by Tenant within thirty (30) days after demand by Landlord, with interest to accrue after the expiration of such thirty
(30) day period, on the cost due, at the Default Rate. Landlord, promptly after written request by Tenant and payment by Tenant as aforesaid, shall deliver to Tenant copies of reports, summaries or other compilations of the results of such Site Assessments. Tenant's sole remedy for Landlord's breach of the preceding sentence shall be a mandatory injunction, and not a termination of this Lease or a withholding or reduction or rent.

          E. Tenant shall notify Landlord and Landlord shall notify Tenant in writing, promptly upon Tenant's or Landlord's learning of any:

               1. notice or claim to the effect that Tenant or Landlord is or may be liable to any person as a result of the release or threatened release of any Hazardous Material on the Premises;

               2. notice that Tenant is subject to investigation by any governmental authority evaluating whether any remedial action is needed to respond to the release or threatened release of any Hazardous Material on the Premises.

               3. notice of the presence of any Hazardous Materials on the Premises

                                  ARTICLE XXIII

                            MISCELLANEOUS PROVISIONS

     23.1 NOTICE. Any notice or request (hereinafter severally and collectively called "notice") in this Lease provided for or permitted to be given, made or accepted by either party to the other must be in writing, and may, unless otherwise in this Lease expressly provided, be given or be served by depositing the same in the United States mail, postpaid and certified and addressed to the party to be notified, with return receipt requested, or by delivering the same in person to such party (or, in the case of a corporate or partnership party, to an officer or general partner of such party, as the case may be), or by prepaid telegram, when appropriate, addressed to the party to be notified. Notice deposited in the mail in the manner hereinabove described shall be effective, unless otherwise stated in this Lease, from and after the date it is so deposited. Notice given in any other manner shall be effective only if and when received by the party to be notified. For purposes of notice, the addresses of the parties shall, until changed as herein provided, be as follows:

          For Landlord:            IPOP Management, Inc.
                                   11104 Airport Boulevard
                                   Suite 200
                                   Stafford, Texas 77477
                                   Attention:   President

          For Tenant:              Input/Output, Inc.
                                   11104 Airport Boulevard
                                   Suite 200
                                   Stafford, Texas 77477
                                   Attention: Chief Financial Officer

     Landlord and Tenant may, from time to time and at any time, change their respective addresses by at least fifteen (15) days' written notice to the other party, delivered in compliance with SECTION 22.1.

     23.2 BROKER'S COMMISSION. Tenant and Landlord hereby indemnify each other, and shall hold each other harmless from and against, all liabilities arising from any claim for a "broker's or leasing agent's" commission.

     23.3 FORCE MAJEURE. If the performance by Landlord of any provision of this Lease is delayed or prevented by any act of God, strike, lockout, shortage of material or labor, restriction by any governmental authority, civil riot, flood, and any other cause not within the control of Landlord, then the period for Landlord's performance of the provision shall be automatically extended for the same amount of time that Landlord is so delayed or hindered.

     23.4 USE OF LANGUAGE. Words of any gender used in this Lease include any other gender, and words in the singular include the plural, unless the context otherwise requires.

     23.5 CAPTIONS. The captions or headings of paragraphs in this Lease are inserted for convenience only, and shall not be considered in construing the provisions hereof if any question of intent arises.

     23.6 SUCCESSORS. The terms, conditions and covenants contained in this Lease inure to the benefit of, and are binding on, the parties hereto and their respective successors in interest, assigns and legal representatives, except as otherwise herein expressly provided. All rights, powers, privileges, immunities and duties of Landlord under this Lease, including without limitation, notices required or permitted to be delivered by Landlord to Tenant hereunder, may, at Landlord's option, be exercised or performed by Landlord's agent or attorney.

     23.7 SEVERABILITY. If any provision of this Lease is finally held by a court of competent jurisdiction to be invalid or unenforceable, then the invalid or unenforceable provision shall be deemed severed from this Lease and the validity and enforceability of the remaining provisions of this Lease shall be unaffected.

     23.8 PERSONAL LIABILITY. Landlord's liability to Tenant for any default by Landlord under this Lease is limited to Landlord's interest in the Premises, and Tenant agrees to look solely to Landlord's interest therein for the recovery of any judgment against Landlord, it being intended that neither Landlord nor any of its partners, shareholders, agents, affiliates, officers or directors shall be personally liable for any judgment or deficiency.

     23.9 DAMAGE FROM CERTAIN CAUSES. Landlord is not liable or responsible to Tenant for any loss or damage to any property or person occasioned by theft, fire, act of God, public enemy, injunction, riot, strike, insurrection, war, court order, requisition, or order of governmental body or authority, or for any damage or inconvenience that may arise through repair or alteration of any part of the Premises, or a failure to make any such repairs.

     23.10 GOVERNING LAW. This Lease and the rights and obligations of the parties hereto shall be interpreted, construed, and enforced in accordance with the laws of Texas.

     23.11 NO PARTNERSHIP. Notwithstanding anything else to the contrary, Landlord is not and under no circumstances shall it be considered to be a partner of Tenant or engaged in a joint venture with Tenant.

     23.12 NO ORAL CHANGES. This Lease may not be changed or terminated orally, but only in writing executed by Landlord, Tenant and Mortgagee.

     23.13 ENTIRETY; NO REPRESENTATIONS AND WARRANTIES. THIS LEASE EMBODIES THE ENTIRE AGREEMENT BETWEEN THE PARTIES AND SUPERSEDES ALL PRIOR AGREEMENTS AND UNDERSTANDINGS, INCLUDING ANY LETTERS OF INTENT, IF ANY, RELATING TO THE SUBJECT MATTER HEREOF. LANDLORD HAS NOT MADE, AND TENANT MAY NOT RELY ON, ANY REPRESENTATIONS OR WARRANTIES WITH REGARD TO THE PREMISES,

EXPRESSED OR IMPLIED, EXCEPT AS STATED IN THIS LEASE. IN PARTICULAR, LANDLORD HAS NOT AUTHORIZED ANY AGENT OR BROKER TO MAKE A REPRESENTATION OR WARRANTY IN ADDITION TO OR INCONSISTENT WITH THE TERMS OF THIS LEASE AND TENANT MAY NOT RELY ON ANY SUCH ADDITIONAL OR INCONSISTENT REPRESENTATION OR WARRANTY.

   23.14 MULTIPLE COUNTERPARTS. This Lease may be executed in any number of counterparts, all of which taken together shall constitute one and the same agreement, and any of the parties to this Lease may execute this Lease by signing any of the counterparts.




                      [THIS SPACE INTENTIONALLY LEFT BLANK]

                                 SIGNATURE PAGE


     EXECUTED as of the 29th day of August, 1996.


                                   LANDLORD:

                                   IPOP MANAGEMENT, INC.

                                   By: /s/ Robert P. Brindley, President


                                   TENANT:

                                   INPUT/OUTPUT, INC.

                                   By: /s/ Robert P. Brindley, Senior Vice
                                   President, Chief Financial Officer
                                   and Secretary


                                   CONSENTED AND AGREED TO BY MORTGAGEE:

                                   THE VARIABLE ANNUITY LIFE INSURANCE COMPANY


                                   By:/s/ Rembert R. Owen, Jr.